HOUSTON WIRE & CABLE COMPANY

Right Product • Right Place • Right Time









Acquisition Discussion – June 2, 2010

Safe Harbor Statement

Prepared by Houston Wire & Cable Company, this presentation contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by HWCC from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Risk factors that may cause actual results to differ materially from statements made in this press release can be found in HWCC's Annual Report on Form 10-K for the period ended December 31, 2009, filed with the SEC on March 15, 2010. This document and other SEC filings are available under the Investor Relations section of HWCC's website at www.houwire.com.

Except as required by law, HWCC disclaims any obligation to publicly update such statements. Any forward-looking statements speak only as of the date of this presentation.

Overview

- Two Separate Companies
  - Southwest Wire Rope (custom fabricator)
  - Southern Wire (distributor)
- Approximately 130 Employees in 5 Markets (LA, MO, MS, NV, TX)
- 11 facilities (HWC to buy 6 and lease 5)
- Estimated 2010 full-year sales of $65 - $70 million; approx. ½ in H2 2010
- Estimated acquisition expenses of $0.03 - $0.04 per share
- Estimated 2010 HWCC diluted EPS of $0.03 - $0.06
- Total purchase price of $50 million
- Estimated closing date is June 25, 2010

Product and Service Offering

- Value added supplier of lifting products
- Extensive array of wire rope and hardware
- Specialized offering includes synthetic rope and slings
- Quality products from approximately 100 suppliers
- Industry leader with strong market position
- Similar end markets as HWC
- Approximately 1,800 customers
- Experienced management and sales teams







Synergies

	Houston Wire & Cable Company		SWWR		SW	
Strategic Markets	Project	MRO	Project	MRO	Project	MRO
Industrial	✓	✓	✓	✓	✓	✓
Utility	✓	--	✓	✓	✓	✓
Infrastructure	✓	--	✓	✓	✓	✓
End Customer						
E & C Firms	✓	✓	✓	✓	✓	✓
Industrial Construction	✓	✓	✓	✓	✓	✓
OEMs	✓	✓	--	✓	--	✓
Channel						
8,700 Points of Distribution	87,000 Individual Buyers		✓	--	✓	✓

Operational Leverage

	Houston Wire & Cable Company	SWWR	SW
Logistics	**Present**	**Potential Opportunity**	**Potential Opportunity**
Distribution Platform	11 Locations		
Facility Consolidation	Houston Location		
Business Development			
Outside Sales Team			
Inside Sales Team			
Market Managers			
Sales Call Center			
Centralized Management			
Accounting / Finance	HWC Headquarters		
IT	HWC Headquarters		
Freight	HWC Headquarters		